UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): March 22, 2011

Wireless Telecom Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

001-11916	22-2582295
(Commission File Number)	(IRS Employer Identification No.)

25 Eastmans Road Parsippany, New Jersey 07054	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 386-9696

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 22, 2011, the board of directors of Wireless Telecom Group, Inc. (the “Company”) appointed Joseph Debold to serve as Senior Vice President of Global Sales and Marketing of the Company.

Mr. Debold, age 56, joined the Company in April of 2010 serving in a non-officer role. From 2009 to 2010, Mr. Debold served as a Vice President of Sales and Business Development at EXTOL International. In 2003, Mr. Debold founded, and served as President, the consulting firm of Camelot, Inc. until his departure in 2009. Previous to that, Mr. Debold served in various sales, marketing and operating leadership roles at Relavis Corporation (part of Group Business Software AG), Worldtalk (part of Axway) and Candle Corporation (now part of IBM). Mr. Debold is a graduate of Fordham University’s MBA School and Manhattan College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIRELESS TELECOM GROUP, INC.

Date: March 24, 2011	By:	/s/ Paul Genova
Paul Genova
Chief Executive Officer
and director